                                                                    Exhibit 99.1


                                      NEWS

                              FOR IMMEDIATE RELEASE

           SBA COMMUNICATIONS CORPORATION REPORTS 4TH QUARTER RESULTS;
                             PROVIDES 2004 GUIDANCE

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON,
FLORIDA, THURSDAY, FEBRUARY 26, 2004
--------------------------------------------------------------------------------

SBA Communications Corporation ("SBA" or the "Company") today reported results for the fourth quarter ended December 31, 2003. Highlights of the results include:

         SEQUENTIAL AND YEAR-OVER-YEAR GROWTH IN SITE LEASING REVENUE, SITE LEASING GROSS PROFIT AND SITE LEASING GROSS PROFIT MARGIN

         SAME TOWER REVENUE AND GROSS PROFIT GROWTH OF 9.3% AND 16.1%, RESPECTIVELY

         SITE LEASING GROSS PROFIT MARGIN OF 68.9%

         SERVICES REVENUE AND MARGIN IMPROVED SEQUENTIALLY

         REFINANCINGS PRODUCE SUBSTANTIAL REDUCTION IN DEBT SERVICE REQUIREMENTS AND IMPROVED LIQUIDITY

OPERATING RESULTS

Total revenues in the fourth quarter of 2003 were $57.6 million, compared to $57.4 million in the year earlier period. Site leasing revenue of $32.9 million and site leasing gross profit (formerly referred to as tower cash flow) of $22.7 million were up 8.9% and 17.0%, respectively, over the year earlier period. Same tower revenue and site leasing gross profit growth on the 3,020 towers owned at December 31, 2002 and 2003 were 9.3% and 16.1%, respectively. Site leasing gross profit margin in the fourth quarter was 68.9%, a 140 basis point sequential improvement over the third quarter of 2003 and a 480 basis point improvement over the fourth quarter of 2002. Site leasing contributed 92.5% of the Company's gross profit in the fourth quarter. Site development revenues were $24.7 million compared to $20.2 million in the third quarter of 2003 and $27.2 million in the year earlier period. Selling, general and administrative expenses were $7.9 million in the fourth quarter, compared to $8.0 million in the year earlier period.

Net loss from continuing operations for the fourth quarter was ($53.1) million or ($.98) per share, compared to ($29.4) million or ($.57) per share in the year earlier period. Net loss in the fourth quarter of 2003 was ($51.2) million, or ($.95) per share, compared to a net loss of ($30.3) million, or ($.59) per share, in the year earlier period. The Company's refinancing activities contributed materially to the fourth quarter net loss. Excluding $25.2 million of charges relating to asset impairment, write-off of deferred financing fees and extinguishment of debt, fourth quarter 2003 net loss per share from continuing operations was ($.52) and net loss per share was ($.48). Adjusted EBITDA was $16.8 million, compared to $15.4 million in the year earlier period, or a 9% increase. Adjusted EBITDA margin was 29.1%, a 230 basis point improvement over the year earlier period.

Cash provided by operating activities for the three months ended December 31, 2003 was $12.5 million, compared to $38.0 million for the three months ended December 31, 2002.

The Company sold 787 towers in 2003 and intends to dispose of 61 other towers located in the Company's western region. The results of the 787 towers sold and the 61 towers held for sale are reflected as discontinued operations in accordance with generally accepted accounting principles for the three and twelve month periods ended December 31, 2003, the comparable periods of 2002 and for all other purposes of this release.

INVESTING ACTIVITIES

During the quarter, SBA built 3 towers and sold 19 towers, ending the quarter with 3,093 towers. SBA received approximately $10 million of gross cash proceeds from tower sales in the fourth quarter. Excluding the 61 towers held for sale, SBA owned, as of December 31, 2003, 3,032 towers in continuing operations. Capital expenditures for the fourth quarter were $2.9 million, down from $21.4 million in the year earlier period.

FINANCING ACTIVITIES

SBA ended the year with $118.2 million borrowed under its $195 million senior credit facility, $275.8 million of 9.75% senior discount notes, $406.4 million of 10.25% senior notes and $65.7 million of 12% senior discount notes outstanding and net debt of $832.3 million. Debt amounts as of December 31, 2003 exclude approximately $4.6 million of deferred gain from a termination of a derivative in 2002. In the fourth quarter, SBA repurchased $153.3 million in principal amount of its 12% senior discount notes through a tender offer, and repurchased $83.6 million of its 10.25% senior notes in open market transactions. The Company paid cash of $246.6 million plus accrued interest, and exchanged 1.0 million shares of its Class A common stock. Cash payments were funded through the Company's December issue of 9.75% senior discount notes, which generated gross proceeds of $275 million.

Since December 31, 2003, the Company has refinanced its $195 million senior credit facility with a new $400 million senior credit facility, consisting of a $75 million revolving credit facility and a $325 million term loan of which $275 million was funded at closing. The remaining $50 million term loan is available to be drawn until November 15, 2004 subject to covenant compliance. The facility provides for loans at either the Eurodollar rate plus a spread of 350 basis points or the Base Rate (as defined in the facility) plus a spread of 250 basis points. The revolving credit facility matures in July of 2008 and the term loan matures in October of 2008. The term loan begins amortizing in September 2004 at the rate of 1% per annum. Approximately $152 million of proceeds from the new facility were used to repay borrowings and assignment fees under SBA's prior senior secured credit facility. The balance of the proceeds from the new facility may be used for general corporate purposes.

Since December 31, 2003, the Company has repurchased in open market purchases an additional $19.3 million principal amount of its 12% senior discount notes and $48.6 million principal amount of its 10.25% senior notes. The Company paid cash of $66.0 million plus accrued interest and exchanged 1.0 million shares of its Class A common stock. The Company has also called for redemption on March 1, 2004 the remaining $46.3 million of its 12% senior discount notes. On a pro forma basis giving effect to the new $400 million senior credit facility and the first quarter debt repurchases and redemptions described above, liquidity at December 31, 2003 would have been $78.2 million, consisting of $57.2 million of cash, short term investments and restricted cash and approximately $21 million of additional availability under the new senior credit facility.

"We are very happy with our fourth quarter results," commented Jeffrey A. Stoops, President and Chief Executive Officer. "Our leasing business continued to perform strongly, and we saw good improvement in our services segment. Our customers are clearly more active. Our leasing and services backlogs are at their highest levels in over twelve months, and we believe our customers will stay busy improving their wireless networks through the year. As a result, we expect material growth in both our leasing and services businesses in 2004.

"We have also made substantial progress in our liquidity position and cash flows. Starting with our high yield debt repurchases in mid-2003 and continuing through our recent refinancings and debt repurchases, we have reduced our 2004 debt service requirements by over $50 million and lengthened our maturities. Since June 30, 2003, we have lowered our weighted average cost of debt by approximately 210 basis points. Our capital structure now better matches our expected operational results. We intend to use our improved liquidity, cash flow and anticipated operational results to reduce our overall leverage and ultimately our cost of capital."

OUTLOOK

The Company has provided its First Quarter 2004 and Full Year 2004 Outlook. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.


                                                                          (in millions)
                                                 Quarter ending March 31, 2004              Full year 2004
                                               -----------------------------------   ------------------------------
  Site leasing revenue                              $ 33.0     to      $34.5           $134.0    to    $140.0
  Site development revenue                            20.0     to       24.0             90.0    to     120.0
  Total revenues                                      53.0     to       58.5            224.0    to     260.0
  Site leasing gross profit                           23.0     to       24.5             93.0    to     100.0
  Net cash interest expense*                          12.5     to       14.0             49.0    to      53.0
  Non-cash interest expense*                           7.0     to        7.5             27.0    to      28.0
  Adjusted EBITDA                                     17.0     to       19.0             72.0    to      80.0
  Cash flow from operating activities               (30.0)     to     (35.0)               .1    to       7.0
  Capital expenditures                                 1.5     to        3.0              5.0    to       8.0


* Excludes amortization of deferred financing costs

Refer to the attached exhibits for a reconciliation of Adjusted EBITDA to the most comparable GAAP measures.

CONFERENCE CALL INFORMATION

SBA Communications Corporation will host a conference call Friday, February 27, 2004 at 10:00 A.M. EST to discuss the quarterly results. The call may be accessed as follows:

         Dial-in number:             888-423-3280
         Conference call name:       "SBA Fourth Quarter Results"
         Replay:                     February 27, 2004 at 3:15 p.m. to
                                     March 12, 2004 at 11:59 p.m.
         Number:                     800-475-6701
         ID:                         721090

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes forward looking statements, including statements regarding (i) the Company's estimate of wireless carrier activity and demand during 2004; (ii) the Company's first quarter 2004 and full year 2004 guidance;
(iii) the Company's ability to sell an additional 61 towers located in its western region; (iv) the Company's expectations regarding reducing leverage and its cost of capital; and (v) the Company's estimates regarding material growth in its leasing business and services business in 2004. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 31, 2003. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company's expectations regarding wireless carrier activity and demand, 2004 guidance, and the Company's expectations regarding our site leasing business, services business, leverage and cost of capital, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company's ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company's ability to expand its site leasing business, (4) the Company's ability to retain current lessees on towers, (5) the Company's ability to secure and deliver anticipated services business at contemplated margins, (6) the Company's ability to increase revenues and maintain or decrease expenses and cash capital expenditures, (7) the Company's ability to continue to comply with covenants and the terms of its senior credit facility and to access sufficient capital to fund its operations, (8) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, and (9) the continued dependence on towers and outsourced site development services by the wireless communications industry. With respect to the Company's ability to sell an additional 61 towers, such factors include, but are not limited to (1) the ability of the Company to identify suitable purchasers for the additional 61 towers; (2) the ability of the Company and such purchasers to enter into agreements on mutually acceptable terms; (3) the ability of the Company and such purchasers to satisfy all closing conditions and potential adjustments to the purchase price and (4) any indemnification obligations that may arise under the agreements. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Information on Non-GAAP financial measures is presented below under "Unaudited Consolidated Statements of Operations." This press release will be available on our website at WWW.SBASITE.COM through March 12, 2004.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670, or visit our website at WWW.SBASITE.COM.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 20,000 antenna sites in the United States.

                 SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                                                         For the Three Months               For the Year
                                                                          Ended December 31,              Ended December 31,
                                                                      -------------------------       -------------------------
                                                                         2003           2002            2003            2002
                                                                      ---------       ---------       ---------       ---------
Revenues:
  Site leasing                                                        $  32,925       $  30,248       $ 127,842       $ 115,081
  Site development                                                       24,663          27,177          84,218         125,041
                                                                      ---------       ---------       ---------       ---------
         Total revenues                                                  57,588          57,425         212,060         240,122
                                                                      ---------       ---------       ---------       ---------

Cost of revenues (exclusive of depreciation, accretion
     and amortization shown below):
   Cost of site leasing                                                  10,249          10,863          42,021          40,650
   Cost of site development                                              22,832          23,346          77,810         102,473
                                                                      ---------       ---------       ---------       ---------
        Total cost of revenues                                           33,081          34,209         119,831         143,123
                                                                      ---------       ---------       ---------       ---------

        Gross profit                                                     24,507          23,216          92,229          96,999

Operating expenses:
   Selling, general and administrative                                    7,858           7,958          31,244          34,352
   Restructuring and other charges                                           68           1,132           2,505          47,762
   Asset impairment charges                                               6,199              --          16,965          25,545
   Depreciation, accretion and amortization                              20,881          21,508          84,380          85,728
                                                                      ---------       ---------       ---------       ---------
        Total operating expenses                                         35,006          30,598         135,094         193,387
                                                                      ---------       ---------       ---------       ---------

        Operating loss from continuing operations                       (10,499)         (7,382)        (42,865)        (96,388)

Other income (expense):
   Interest income                                                          319             167             692             601
   Interest expense                                                     (20,323)        (14,497)        (81,501)        (54,822)
   Non-cash interest expense                                             (2,066)         (7,615)         (9,277)        (29,038)
   Amortization of debt issuance costs                                   (1,345)         (1,155)         (5,115)         (4,480)
   Write-off of deferred financing fees and loss on
        extinguishment of debt                                          (18,968)              --        (24,219)             --
   Other                                                                    185            (140)            169            (169)
                                                                      ---------       ---------       ---------       ---------
        Total other expense                                             (42,198)        (23,240)       (119,251)        (87,908)
                                                                      ---------       ---------       ---------       ---------
        Loss from continuing operations before provision for
          income taxes and cumulative effect of change in
                accounting principle                                    (52,697)        (30,622)       (162,116)       (184,296)

Provision for income taxes                                                 (452)          1,268          (1,820)           (309)
                                                                      ---------       ---------       ---------       ---------

        Loss from continuing operations before cumulative effect
               of change in accounting principle                        (53,149)        (29,354)       (163,936)       (184,605)

Gain (loss) from discontinued operations, net of income taxes             1,981            (983)         (7,690)         (3,717)
                                                                      ---------       ---------       ---------       ---------

        Loss before cumulative effect of change in accounting
          principle                                                     (51,168)        (30,337)       (171,626)       (188,322)

Cumulative effect of change in accounting principle                          --              --            (545)        (60,674)
                                                                      ---------       ---------       ---------       ---------

        Net loss                                                      $ (51,168)      $ (30,337)      $(172,171)      $(248,996)
                                                                      =========       =========       =========       =========




                                                                         For the Three Months               For the Year
                                                                          Ended December 31,              Ended December 31,
                                                                      -------------------------       -------------------------
                                                                         2003           2002            2003            2002
                                                                      ---------       ---------       ---------       ---------
Basic and Diluted Loss Per Common Share Amounts:
Loss from continuing operations before cumulative effect
   of change in accounting principle                                  $   (0.98)      $   (0.57)      $   (3.14)      $   (3.66)
Loss from discontinued operations                                          0.03           (0.02)          (0.15)          (0.07)
Cumulative effect of change in accounting principle                          --              --           (0.01)          (1.20)
                                                                      ---------       ---------       ---------       ---------
Net loss per common share                                             $   (0.95)      $   (0.59)      $   (3.30)      $   (4.93)
                                                                      =========       =========       =========       =========

Weighted average number of common shares                                 54,124          51,055          52,204          50,491
                                                                      =========       =========       =========       =========



Other Data:
Adjusted EBITDA                                                       $  16,764       $  15,415       $  63,633       $  63,759
Annualized site leasing gross profit (quarterly gross profit
   multiplied by 4)                                                                                   $  90,704       $  77,516



NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding Adjusted EBITDA, net loss per share excluding certain charges and pro forma liquidity as of December 31, 2003, which are non-GAAP financial measures. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, taxes, depreciation, accretion and amortization, asset impairment charges, non-cash compensation, restructuring and other charges, and other non-recurring expenses. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues for the applicable period. We have included information regarding Adjusted EBITDA and Adjusted EBITDA margin because we believe these items are indicators of the profitability and performance of our core operations and reflect the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by certain of our lenders to determine compliance with some of our debt instruments. Adjusted EBITDA is not intended to be an alternative measure of net loss as determined in accordance with generally accepted accounting principles. Adjusted EBITDA for the three and twelve months ended December 31, 2003 and 2002 is calculated below:


                                                                  For the Three Months               For the Year
                                                                   Ended December 31,             Ended December 31,
                                                               -------------------------       --------------------------
                                                                 2003            2002             2003            2002
                                                               ---------       ---------       ---------       ---------
                                                                                     (in thousands)
Net loss                                                       $ (51,168)      $ (30,337)      $(172,171)      $(248,996)
    Cumulative effect of change in accounting principle               --              --             545          60,674
   (Gain)loss from discontinued operations, net of income
       taxes                                                      (1,981)            983           7,690           3,717
                                                               ---------       ---------       ---------       ---------
Loss from continuing operations                                  (53,149)        (29,354)       (163,936)       (184,605)
    Interest income                                                 (319)           (167)           (692)           (601)
    Interest expense                                              20,323          14,497          81,501          54,822
    Non -cash interest expense                                     2,066           7,615           9,277          29,038
    Amortization of debt issuance costs                            1,345           1,155           5,115           4,480
    Write off of deferred financing fees and loss on
      extinguishment of debt                                      18,968              --          24,219              --
    Depreciation, accretion and amortization                      20,881          21,508          84,380          85,728
    Asset impairment charges                                       6,199              --          16,965          25,545
    Provision (benefit) for taxes                                    452          (1,268)          1,820             309
    Other expenses                                                  (185)            140            (169)            169
    Non-cash compensation (included in selling, general
       and administrative)                                           115             157             832           1,112
    Restructuring and other charges                                   68           1,132           2,505          47,762
   Other non-recurring expenses                                       --              --           1,816              --
                                                               ---------       ---------       ---------       ---------
Adjusted EBITDA                                                $  16,764       $  15,415       $  63,633       $  63,759
                                                               =========       =========       =========       =========



Net loss per share from continuing operations and net loss per share in each case excluding charges relating to asset impairment, write-off of deferred financing fees and extinguishment of debt, have been presented to permit comparisons of actual results to the Company's Fourth Quarter 2003 Outlook calculated on the same basis and including the same items of revenue or expense. Net loss per share for the three months ended December 31, 2003 excluding charges relating to asset impairment, write-off of deferred financing fees and extinguishment of debt is calculated below.



                                                                  For the three months ended
                                                                      December 31, 2003               Per Share
                                                                  --------------------------          ---------
                                                                            (in thousands except per share data)
Net loss                                                                  $(51,168)                    $  (0.95)

Add back:
     Asset impairment charges                                                6,199                         0.11
     Write-off of deferred financing fees and loss on
         extinguishment of debt                                             18,968                         0.35
                                                                          --------                     --------
Net loss adjusted for above items                                         $(26,001)                    $  (0.48)
                                                                          ========                     ========

Net loss from continuing operations                                       $(53,149)                       (0.98)
Add back:
     Asset impairment charges                                                6,199                         0.11
     Write-off of deferred financing fees and loss on
         extinguishment of debt                                             18,968                         0.35
                                                                          --------                     --------
Net loss from continuing operations adjusted for above
      items                                                               $ 27,982                     $  (0.52)
                                                                          ========                     ========
Weighted average number of common shares                                                                 54,124
                                                                                                       ========



Pro forma liquidity at December 31, 2003 has been presented because of the material changes to the Company's debt structure that have occurred in the first quarter to 2004 and the Company's belief that such information is more meaningful to an understanding of the Company's liquidity position than actual December 31, 2003 balance sheet information, which has also been presented.

                 SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                          December 31, 2003   December 31, 2002
                                                                          -----------------   -----------------
     ASSETS
Current assets:
     Cash and cash equivalents                                               $    8,338          $   61,141
        Short term investments                                                   15,200                  --
     Restricted cash                                                             10,344                  --
     Accounts receivable, net of allowances of $1,400 and $5,572 in
           2003 and 2002, respectively                                           19,414              36,292
     Other current assets                                                        15,236              15,554
     Assets held for sale                                                           395             202,409
                                                                             ----------          ----------
             Total current assets                                                68,927             315,396

Property and equipment, net                                                     856,213             940,961
Deferred financing fees, net                                                     24,253              24,517
Other long-term assets                                                           33,589              22,491
                                                                             ----------          ----------
             Total assets                                                    $  982,982          $1,303,365
                                                                             ==========          ==========

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                                   $   29,061          $   30,753
     Interest payable                                                            20,319              22,919
     Long-term debt, current portion                                             11,538              60,083
     Other current liabilities                                                   14,521              17,099
     Liabilities held for sale                                                      608               2,685
                                                                             ----------          ----------
             Total current liabilities                                           76,047             133,539
                                                                             ----------          ----------

Long-term liabilities:
     Long-term debt                                                             859,220             964,199
     Deferred revenue                                                               511                 703
     Other long-term liabilities                                                  3,327               1,434
                                                                             ----------          ----------
             Total long-term liabilities                                        863,058             966,336
                                                                             ----------          ----------

Shareholders' equity                                                             43,877             203,490
                                                                             ----------          ----------

Total liabilities and shareholders' equity                                   $  982,982          $1,303,365
                                                                             ==========          ==========



                 SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
           UNAUDITED CONSENDSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                                        For the Year Ended December 31,
                                                                                        -------------------------------
                                                                                           2003                2002
                                                                                         ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                              $(172,171)          $(248,996)
   Depreciation, accretion and amortization                                                 84,380              85,664
   Other non-cash items reflected in Statements of Operations                               70,841             185,094
   Changes in operating assets and liabilities                                             (12,858)             (3,955)
                                                                                         ---------           ---------
         Net cash provided by (used in) operating activities                              (290,808)             17,807
                                                                                         ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                    (15,136)            (86,361)
   Acquisitions and related earn-outs                                                       (3,126)            (29,724)
   Proceeds from sale of towers                                                            192,450                  --
   Receipt (payment) of restricted cash                                                    (18,732)              8,000
   Proceeds from termination of interest note swap agreement                                    --               5,369
                                                                                         ---------           ---------
         Net cash provided by (used in) investing activities                               155,456            (102,716)
                                                                                         ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from employee stock purchase/option plans                                           31                 329
   Borrowings under senior credit facility, net of financing fees                          356,955             143,809
   Repayment of senior credit facility and notes payable                                  (505,085)               (445)
   Bank overdraft borrowings (repayments)                                                      400             (11,547)
   Repurchase of 12% senior discount notes and 101/4% senior notes                        (296,925)                 --
   Payment of restricted stock guarantee                                                      (936)                 --
   Proceeds from issuance of 93/4% senior discount notes, net of financing fees            267,109                  --
                                                                                         ---------           ---------
         Net cash provided by (used in) financing activities                              (178,451)            132,146
                                                                                         ---------           ---------
         Net increase (decrease) in cash and cash equivalents                              (52,803)             47,237
CASH AND CASH EQUIVALENTS:
   Beginning of period                                                                      61,141              13,904
                                                                                         ---------           ---------
   End of period                                                                         $   8,338           $  61,141
                                                                                         =========           =========



     UNAUDITED SUPPLEMENTAL INFORMATION:


                                                                                        For the Three       For the Year
                                                                                        Months Ended       Ended December
                                                                                        December 31,             31,
                                                                                            2003                2003
                                                                                        -------------      --------------
                                                                                                 (in thousands)
SELECTED CAPITAL EXPENDITURE DETAIL:
Tower new build construction:
Towers completed in period                                                               $     974           $   3,060
                                                                                         ---------           ---------
Towers completed in prior periods                                                              489               4,357
Work in process                                                                                323               1,203
                                                                                         ---------           ---------
                                                                                             1,786               8,620
Operating tower expenditures:
Tower upgrades/augmentations                                                                   325               2,305
Maintenance/improvement capital expenditures                                                   441               2,908
                                                                                         ---------           ---------
                                                                                               766               5,213

General corporate expenditures                                                                 373               1,303
                                                                                         ---------           ---------
         Totals                                                                          $   2,925           $  15,136
                                                                                         =========           =========